As filed with the Securities and Exchange Commission on May 3, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XPERI CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	81-4465732
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3025 Orchard Parkway

San Jose, California 95134

(408) 321-6000

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Xperi Corporation Seventh Amended and Restated 2003 Equity Incentive Plan, as Amended

Xperi Corporation Amended and Restated 2003 Employee Stock Purchase Plan

(Full title of the Plan)

Jon Kirchner

Chief Executive Officer

Xperi Corporation

3025 Orchard Parkway

San Jose, California 95134

(408) 321-6000

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert A. Koenig, Esq.

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

(650) 328-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.001 per share
—To be issued under the Seventh Amended and Restated 2003 Equity Incentive Plan	3,900,000	$22.65(2)	$88,335,000	$10,997.71
—To be issued under the Amended and Restated 2003 Employee Stock Purchase Plan	1,000,000	$22.65(3)	$22,650,000	$2,819.93

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the Registrant’s Seventh Amended and Restated 2003 Equity Incentive Plan (the “2003 Plan”) or the Registrant’s Amended and Restated 2003 Employee Stock Purchase Plan (the “2003 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s common stock.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The proposed maximum offering price per share is $22.65 per share, which is the average of the high ($23.30) and low ($22.00) prices for the Registrant’s common stock reported by The Nasdaq Global Select Market on May 1, 2018.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The proposed maximum offering price per share is $22.65 per share, which is the average of the high ($23.30) and low ($22.00) prices for the Registrant’s common stock reported by The Nasdaq Global Select Market on May 1, 2018.

Proposed sales to take place as soon after the effective date of the Registration Statement as awards granted under the Plans are granted, purchased and/or distributed.

REGISTRATION OF ADDITIONAL SECURITIES

On April 27, 2018, the stockholders of Xperi Corporation (the “Company”) approved the Seventh Amended and Restated 2003 Equity Incentive Plan, as amended by the First Amendment to the Seventh Amended and Restated 2003 Equity Incentive Plan (together, the “2003 Plan”), and the Amended and Restated 2003 Employee Stock Purchase Plan (the “2003 ESPP”) increasing the number of authorized shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), that may become issuable under the 2003 Plan and 2003 ESPP by 3,900,000 shares and 1,000,000 shares, respectively. The Company is filing this registration statement (this “Registration Statement”) on Form S-8 to register such additional shares.

By the registration statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 7, 2004 (File No. 333-115311), June 10, 2004 (File No. 333-116369), October 10, 2006 (File No. 333-137933), June 13, 2008 (File No. 333-151659) and August 6, 2010 (File No. 333-168597) (the “Prior 2003 Plan Registration Statements”), our predecessor, Tessera Technologies, Inc. (“Tessera”) registered 1,384,429, 1,000,000, 3,200,000, 6,000,000 and 5,000,000 shares, respectively, of its common stock, par value $0.001 per share, issuable under the 2003 Plan. By the registration statements on Form S-8 filed with the Commission on January 27, 2004 (File No. 333-112238), June 13, 2008 (File No. 333-151659), July 26, 2013 (File No. 333-190138) and May 14, 2014 (File No. 333-195948) (the “Prior 2003 ESPP Registration Statements”), Tessera registered 600,000, 1,000,000, 400,000 and 500,000 shares, respectively, of its common stock, par value $0.001 per share, issuable under the 2003 ESPP. By the post-effective amendments to the Prior 2003 Plan Registration Statements and the Prior 2003 ESPP Registration Statements on Form S-8 filed with the Commission on December 1, 2016 (File Nos. 333-151659-01; 333-195948-01; 333-190138-01; 333-168597-01; 333-137933-01; 333-116369-01; 333-115311-01; and 333-112238-01) (the “2016 Registration Statements”), we registered shares of our Common Stock issuable by us under the 2003 Plan and 2003 ESPP, which we had assumed as successor to Tessera Technologies, Inc.

In accordance with Instruction E to Form S-8, the contents of the previous Prior 2003 Plan Registration Statements, Prior 2003 ESPP Registration Statements and the 2016 Registration Statements are hereby incorporated by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this Registration Statement, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents we have filed, or may file, with the Commission:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed by us with the Commission on February 23, 2018 (File No. 001-37956), including the information specifically incorporated by reference therein from our definitive proxy statement on Schedule 14A filed with the Commission on March 14, 2018;

(2)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed by us with the Commission on May 3, 2018 (File No. 001-37956);

(3)	Our Current Reports on Form 8-K filed by us with the Commission on January 24, 2018, February 7, 2018, February 13, 2018, April 18, 2018 and May 3, 2018 (File No. 001-37956), in each case solely to the extent filed and not furnished; and

(4)	The description of our common stock contained in our Exhibit 99.1 to our Current Report on Form 8-K filed by us with the Commission on December 1, 2016 (File No. 001-37956).

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement. Under no circumstances will any information filed under Items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit such indemnification under certain circumstances and subject to certain limitations.

Our bylaws provide that we shall indemnify our directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, including in circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, we have entered into separate indemnification agreements with our directors, officers and certain employees which require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors, officers or certain other employees. We also intend to maintain director and officer liability insurance, if available on reasonable terms.

These indemnification provisions and the indemnification agreements entered into between us and our officers and directors may be sufficiently broad to permit indemnification of our officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”).

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

A list of exhibits filed with this Registration Statement is set forth on the Index to Exhibits included with this Registration Statement and is incorporated herein by reference.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION

5.1	Opinion of Latham & Watkins LLP

10.1	Xperi Corporation Seventh Amended and Restated 2003 Equity Incentive Plan, as amended and restated effective April 27, 2018 (filed as Appendix A to the Registrant’s definitive proxy statement on Schedule 14A, filed March 14, 2018, and incorporated by reference herein)

10.2	First Amendment to the Xperi Corporation Seventh Amended and Restated 2003 Equity Incentive Plan, effective April 27, 2018 (filed as Supplement Appendix A to the Registrant’s supplement to definitive proxy statement on Schedule 14A, filed April 18, 2018, and incorporated by reference herein)

10.3	Xperi Corporation Amended and Restated 2003 Employee Stock Purchase Plan, as amended and restated effective April 27, 2018 (filed as Appendix B to the Registrant’s definitive proxy statement on Schedule 14A, filed March 14, 2018, and incorporated by reference herein)

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto)

24.1	Power of Attorney (included on the signature page to this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, State of California, on May 3, 2018.

XPERI CORPORATION

By:	/s/ Robert Andersen
Robert Andersen
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Jon Kirchner and Robert Andersen, and each or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jon Kirchner Jon Kirchner	Chief Executive Officer and Director (Principal Executive Officer)	May 3, 2018

/s/ Robert Andersen Robert Andersen	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 3, 2018

/s/ Richard S. Hill Richard S. Hill	Chairman of the Board of Directors	May 3, 2018

/s/ John Chenault John Chenault	Director	May 3, 2018

/s/ David Habiger Dave Habiger	Director	May 3, 2018

/s/ V. Sue Molina V. Sue Molina	Director	May 3, 2018

/s/ George A. Riedel George A. Riedel	Director	May 3, 2018

/s/ Christopher A. Seams Christopher A. Seams	Director	May 3, 2018